UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2007

THERETIREMENTSOLUTION.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

337 N. Marwood Avenue, Fullerton CA 92832
(Address of principal executive offices) (zip code)

714-322-2263
(Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 6, 2007, TheRetirementSolution.com, Inc. (the “Company”) entered into an Employment Agreement with William C. Kosoff, its President. Pursuant to the terms of the Employment Agreement, Mr. Kosoff will serve as President and interim Chief Financial Officer, until a full-time Chief Financial Officer is located, for two years and will receive a base salary of $150,000 per year. In addition, Mr. Kosoff will be eligible to receive incentive bonuses, as determined by the Board of Directors, and any other employee benefits provided by the Company. Mr. Kosoff will also be entitled for a bonus of $45,000 when the Company obtains 10,000 subscribers at a subscription price of $60 per month or $600 per year and an additional $45,000 when the Company achieves monthly revenues of $1,000,000 or more.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated as of February 6, 2007, between TheRetirementSolution.com, Inc. and William C. Kosoff.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERETIREMENTSOLUTION.COM, INC.

Dated: February 12, 2007	By:	/s/ William Kosoff
William Kosoff
Chief Financial Officer